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                                                                EXHIBIT 10.32.13

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                            EQUITY FUNDING AGREEMENT
                                      [P1]

                          Dated as of December 30, 1996

                                      among

                       ROCKY MOUNTAIN LEASING CORPORATION,

                           AIG MATCHED FUNDING CORP.,

                       PHILIP MORRIS CAPITAL CORPORATION,

                              FLEET NATIONAL BANK,
                         not in its individual capacity
                           but solely as Owner Trustee

                                       and

                             SUNTRUST BANK, ATLANTA,
                         not in its individual capacity
                            but solely as Co-Trustee

                              ROCKY MOUNTAIN PUMPED
                         STORAGE HYDROELECTRIC FACILITY

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                            EQUITY FUNDING AGREEMENT

     This EQUITY FUNDING AGREEMENT, dated as of December 30, 1996 (this "Agreement"), among ROCKY MOUNTAIN LEASING CORPORATION, a corporation organized under the laws of the State of Delaware (herein together with its successors and permitted assigns, called "RMLC"), AIG MATCHED FUNDING CORP., a corporation organized under the laws of the State of Delaware (herein together with its successors and permitted assigns, called "AIGMFC"), FLEET NATIONAL BANK, not in its individual capacity but solely as Owner Trustee (herein together with its successors and permitted assigns, the "Owner Trustee"), SUNTRUST BANK, ATLANTA, not in its individual capacity but solely as Co-Trustee (herein together with its successors and permitted assigns, the "Co-Trustee") under a Trust Agreement dated as of December 30, 1996 with the Owner Participant (as hereinafter defined) and PHILIP MORRIS CAPITAL CORPORATION (herein together with its successors and permitted assigns, the "Owner Participant").

                                   WITNESSETH:

     WHEREAS, RMLC has entered into the Participation Agreement referred to below with, among others, the Owner Trustee, the Co-Trustee and the Owner Participant;

     WHEREAS, the Co-Trustee, as Lessor, and RMLC, as Lessee, have entered into a lease as contemplated by the Participation Agreement (the "Facility Lease") under which RMLC has undertaken to make certain lease payments to the Co-Trustee;

     WHEREAS, RMLC has agreed to make certain payments to the Owner Participant pursuant to Section 16 of the Participation Agreement; and

     WHEREAS, in consideration for the payment by RMLC to AIGMFC of the Specified Sum (as hereinafter defined), AIGMFC is willing to make certain payments to the Co-Trustee or the Owner Participant on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is HEREBY AGREED:

ARTICLE 1. DEFINITIONS.

     Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement, dated as of December 30, 1996, among Oglethorpe Power Corporation, RMLC, Owner Participant, Co-Trustee, Owner Trustee and Utrecht-America Finance Co. The general provisions of Appendix A apply to terms used in this Agreement and specifically defined herein.


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     "Accreted Value" means an amount equal the discounted present value
(computed using a discount rate equal to 6.745%) on any relevant date of calculation of the unpaid amounts of Scheduled Payments that would on such date or thereafter become payable under Section 3.1 hereof.

     "Collateral" means at any time the cash and Securities delivered to or held by the Collateral Agent pursuant to Article 4 hereof.

     "Collateral Agent" means an independent third party selected by AIGMFC, with the approval of the Owner Participant (such approval not to be unreasonably withheld), to act as agent hereunder to hold the Collateral.

     "Collateral Requirement" means (A) if the Collateral consists of Securities defined in clause (i) of the definition of Securities herein, an amount equal to 104% of the Accreted Value or (B) if the Collateral consists of Securities defined in clause (ii) of the definition of Securities herein, an amount equal to 105% of the Accreted Value.

     "Collateral Value" means, in the case of cash, the amount thereof, and, in the case of Securities, the Market Value thereof.

     "Early Termination Date" has the meaning set forth in Section 3.2(a) hereof.

     "Federal Funds Closing" means the closing of the Federal Funds wire in New York, New York.

     "Fee" means $26,585,263.03.

     "Formula Valuation Amount" means an amount, determined by AIGMFC and subject to verification by the Owner Participant, equal to the discounted present value (computed using a discount rate equal to the FVA Yield) to the Early Termination Date of the unpaid amounts of Scheduled Payments that would on the payment date hereunder or thereafter would have become payable under Section
3.1 hereof; provided, however, that in no event shall the Formula Valuation Amount on any date of calculation be greater than the Accreted Value on such date.

     "FVA Yield" means the weighted average rate, as calculated by AIGMFC and subject to verification by the Owner Participant, determined on the basis of three quotations from Reference Market-makers, of the yields on U.S. Treasury STRIPs maturing closest to the Payment Dates set forth on Schedule A hereto, plus the applicable STRIP spread set forth in the table below opposite the period during which the Early Termination Date occurs. The STRIP yields will be determined on the basis of the average of the offered rates quoted by at least three (3) Reference Market-makers.

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      Early Termination Date Occurring           STRIP Spreads
      --------------------------------           -------------

      January 1, 2004 - December 31, 2008:          95 basis points
      January 1, 2009 - December 31, 2013:          75 basis points
      January 1, 2014 - December 31, 2018:          65 basis points
      January 1, 2019 and thereafter:               50 basis points

     "Guarantee" means the guarantee of the Guarantor, dated the date hereof, substantially in the form attached hereto as Exhibit B.

     "Guarantor" means American International Group, Inc., the corporate parent of AIGMFC, together with its successors and assigns permitted by Section 8 of the Guarantee.

     "Guarantor Downgrading" means that the ratings issued by S&P and Moody's of the long-term unsecured, unsubordinated debt obligations issued by the Guarantor are withdrawn, suspended or reduced below "AA-", in the case of S&P, and below "Aa3", in the case of Moody's, during the term of this Agreement.

     "Market Amount" means an amount, determined by AIGMFC and subject to verification by the Owner Participant, on the basis of quotations from Reference Market-makers for the dollar amount that would be payable on the Early Termination Date to AIGMFC in consideration of an agreement between AIGMFC (taking into account the Guarantor's Guarantee, with respect to the obligations of AIGMFC) and the quoting Reference Market-maker, with the Early Termination Date as the date of commencement of such agreement, that would require AIGMFC to perform its payment and other obligations hereunder that would, but for the occurrence of the Early Termination Date, fall due on or after the Early Termination Date. AIGMFC (or its agent) will request each Reference Market-maker to provide its quotation as of 11:00 a.m., New York City time, on the Early Termination Date. If more than three (3) such quotations are provided, the Market Amount will be the arithmetic mean of the quotations without regard to the quotations having the highest and lowest values. If exactly three (3) such quotations are provided, the Market Amount will be the quotation remaining after disregarding the quotations having the highest and lowest values. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three (3) quotations are provided, the Market Amount will be determined in good faith by AIGMFC subject to acceptance by the Owner Participant.

     "Market Value" of any Securities means at any time the closing offer price for such Securities on the preceding Business Day as reported in The Wall Street Journal or such other third party pricing source selected in good faith by AIGMFC and consented to by the Owner Participant, such consent not to be unreasonably withheld (plus accrued and unpaid interest and principal to the extent not included therein).

     "Payment Date" means each of the dates listed on Schedule A hereto.

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     "Reference Market-makers" means leading financial institutions selected in good faith by AIGMFC and consented to by the Owner Participant, such consent not to be unreasonably withheld.

     "RMLC Creditor" means any creditor of RMLC, RMLC as debtor in possession, or any trustee, receiver, liquidator, custodian or other similar official of RMLC appointed as such in an involuntary case, voluntary case or other proceeding seeking liquidation, reorganization or other similar relief to RMLC or its assets.

     "Scheduled Payments" means at any time the amounts payable by AIGMFC pursuant to Section 3.1 by reference to Schedule A.

     "Securities" means (i) securities issued or guaranteed by the United States Government, including United States Treasury obligations and any other obligations the timely payment of principal and interest of which are guaranteed by the United States Government, and (ii) bonds, notes, debentures, obligations or other evidence of indebtedness issued and/or guaranteed by Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association or any other agency or instrumentality of the United States of America, rated "AAA" by S&P or "Aaa" by Moody's or, if such securities are not then rated by S&P or Moody's, issued by an agency or instrumentality of the United States of America whose long-term unsecured debt is then rated "AAA" by S&P or "Aaa" by Moody's.

     "Termination Amount" means, with respect to the Early Termination Date, (A) the Market Amount if the Early Termination Date occurs (i) prior to January 1, 2004 or (ii) as a result of a termination of the Facility Lease pursuant to
Section 13.1(ii) or Section 13.1(iii) where the Sublessee has elected to terminate the Facility Sublease pursuant to Sections 13.1(ii) or (iii) of the Facility Sublease, or (iii) based solely upon circumstances resulting from any amendment or modification to the Operative Documents to which the Co-Trustee, the Owner Trustee or the Owner Participant is a party entered into without the prior written consent of AIGMFC; or (B) the greater of the Market Amount and the Formula Valuation Amount if the Early Termination Date occurs on or after January 1, 2004 other than as a result of the circumstances specified in clause
(A)(ii) above.

ARTICLE 2. CONSIDERATION.

     Section 2.1. Payments by AIGMFC. AIGMFC hereby agrees that subject to and in consideration for the absolute and irrevocable payment by RMLC to AIGMFC on the Closing Date of the Fee in immediately available funds to the account specified by AIGMFC in Schedule B attached hereto, AIGMFC shall make to the Co-Trustee or the Owner Participant the payments required under Article 3 hereof.

     Section 2.2. Fee. RMLC hereby acknowledges that payment of the Fee is absolute, unconditional and irrevocable and shall not be refundable to RMLC under any circumstance or for any reason, including, without limitation, the bankruptcy or insolvency of,

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or any other matter affecting, any party hereto, RMLC or any other Person, or any action under the Oglethorpe Mortgage. RMLC agrees that (i) it will not have any right, title or interest in or to any portion of the Fee and upon payment of the Fee to AIGMFC, the Fee will cease to be an asset of RMLC and will become an asset solely of AIGMFC, (ii) such payment of the Fee will be irrevocable once made and will not be subject to avoidance or recapture by RMLC or any RMLC Creditor and (iii) neither RMLC nor any RMLC Creditor will be entitled to assert any Lien or claim, or to exercise remedies, with respect to such payment.

     Section 2.3. Direct Obligations. The payment obligations of AIGMFC hereunder constitute direct obligations to the Co-Trustee and the Owner Participant, enforceable by the Co-Trustee and the Owner Participant against AIGMFC in accordance with the terms of this Agreement. The right of the Co-Trustee and the Owner Participant to receive payments hereunder represents a separate and independent right of each such Person.

     Section 2.4. Obligations Unconditional, Irrevocable and Absolute. AIGMFC acknowledges and agrees that its obligations to pay all Scheduled Payments and the Termination Amount in accordance with the terms of this Agreement constitute absolute, irrevocable and unconditional obligations of AIGMFC itself, without regard to any circumstance whatsoever, including, without limitation, (a) any setoff, counterclaim, recoupment or other right which AIGMFC or any Affiliate may have against the Co-Trustee, the Owner Trustee, the Owner Participant, RMLC, Oglethorpe or any other Person, (b) any insolvency, bankruptcy, reorganization or similar proceedings with respect to, or any other matter affecting, RMLC, any other party hereto, Oglethorpe or any other Person, or any obligation of RMLC under the Facility Lease or any Operative Document, or any application of
Section 502(b)(6) or other provision under the Bankruptcy Code that purports to limit RMLC's obligations under the Facility Lease or any other Operative Document, (c) any invalidity, unenforceability or termination of, or amendment, modification, waiver or consent with respect to, the Facility Lease or any other Operative Document for any reason whatsoever, including any action taken pursuant to the Oglethorpe Mortgage, or (d) any other cause whether similar or dissimilar to the foregoing, it being the intention of the parties hereto that all Scheduled Payments and the Termination Amount shall be payable in all events in the manner and at the times provided for herein.

ARTICLE 3. PAYMENTS.

     Section 3.1. Scheduled Payments. AIGMFC, in consideration for payment by RMLC of the Fee, shall make payments to the Co-Trustee (or as the Co-Trustee otherwise directs) in the amounts and on the dates specified on Schedule A hereto.

     Section 3.2. Special Payment.

     (a) Upon delivery to AIGMFC of a payment certificate in the form attached hereto as Exhibit A (the "Payment Certificate") (delivered to AIGMFC at the address specified in Schedule B attached hereto no later than three (3) Business Days prior to the payment date specified in the Payment Certificate) from either the Co-Trustee or the Owner Participant,

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AIGMFC shall pay to the Co-Trustee or the Owner Participant (or as the
Co-Trustee or Owner Participant otherwise directs), whichever is specified in the Payment Certificate, on the date specified in the Payment Certificate (the "Early Termination Date") an amount equal to the Termination Amount.

     (b) Upon payment in full of the Termination Amount pursuant to Section 3.2(a), AIGMFC shall be released from the payment of any future Scheduled Payments under Section 3.1, provided, however, that if the Early Termination Date is a Payment Date, AIGMFC shall also pay (but without duplication of payment) to the Co-Trustee the Scheduled Payment payable on such Payment Date.

     Section 3.3. Overdue Interest. Any amount payable by AIGMFC hereunder which shall not be paid when due shall bear interest at Prime Rate plus 2% from the due date of such amount until the date of its payment.

     Section 3.4. No Other Payments or Obligations. Except as expressly provided in this Article 3, AIGMFC shall have no obligation to make any payment hereunder and shall have no obligation in respect of any Operative Document or other document relevant to any transaction related hereto or contemplated by any Operative Document; provided that nothing in this Section 3.4. shall limit any remedies the Co-Trustee or the Owner Participant may have against AIGMFC or the Guarantor for any breach of its obligations under this Agreement or the Guarantee. In the event that any payment under this Agreement is rescinded or must otherwise be returned for any reason whatsoever, AIGMFC shall remain liable hereunder with respect to such amounts as if such payment had not been made.

     Section 3.5. Time, Place and Method of Making Payments. All payments required to be made hereunder shall be made to the Co-Trustee or the Owner Participant (or its designees) in immediately available funds. AIGMFC agrees (a) that it will instruct, prior to 10:00 A.M., New York City time, on the date on which a payment is due to be made by it hereunder, an appropriate bank to make such payment by FedWire transfer to the Co-Trustee's or the Owner Participant's respective address for payments specified on Schedule B hereto (or at such other place as the Co-Trustee or the Owner Participant may designate in writing to AIGMFC by two (2) Business Days' notice prior to the date on which such payment is due) and (b) that such payment will be effected by no later than Federal Funds Closing on such date.

     Section 3.6. Payment Upon Written Notice; Etc. (a) Scheduled Payments under
Section 3.1 shall be made by AIGMFC without further act or notice by any Person. Payments specified in Section 3.2 hereof shall be made upon delivery of the Payment Certificate described in Section 3.2(a) hereof or as otherwise agreed by AIGMFC and the Owner Participant.

     (b) AIGMFC agrees that it shall pay each amount payable by it hereunder to the Co-Trustee or the Owner Participant (or its designees) in accordance with the provisions hereof without offset, deduction or withholding (other than deduction or withholding of tax, which shall be permitted) and without regard to any conflicting payment instruction delivered by any

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Person. AIGMFC shall notify the Co-Trustee and the Owner Participant as soon as practicable of any amounts deducted or withheld from payments under this Agreement.

     (c) AIGMFC may rely, without inquiry, upon any notice or certificate under
Section 3.2 hereof purported to be signed by a properly authorized officer or other representative of the appropriate signatory and its obligations pursuant to Section 3.2 to make payments described in Section 3.2 shall be conditioned only upon the delivery to it of a properly executed Payment Certificate and shall not be conditioned in any manner upon the correctness of matters stated in such Payment Certificate.

     (d) Each of the Co-Trustee, the Owner Trustee and the Owner Participant shall provide AIGMFC with a properly completed United States Internal Revenue Service Form W-9 upon the execution of this Agreement. The Co-Trustee and the Owner Participant shall cooperate with AIGMFC in determining AIGMFC's withholding obligations in respect of payments under this Agreement.

     Section 3.7. Use of Payments. It is understood and agreed that AIGMFC will have no responsibility or obligation with respect to the applications of monies upon their payment to the Person entitled thereto pursuant to the provisions hereof.

     Section 3.8. Business Day Convention. Unless otherwise specified herein, any relevant date for a payment to be made by AIGMFC that would otherwise fall on a day that is not a Business Day will be made on the first succeeding day that is a Business Day, without additional interest on such payment.

ARTICLE 4. GUARANTEE AND RATINGS EVENT.

     Section 4.1. Guarantee. It is understood and agreed that each of the Co-Trustee, the Owner Trustee and the Owner Participant, in entering into this Agreement, is and will be relying on the Guarantee pursuant to which the Guarantor has, among other things, unconditionally guaranteed the full and prompt payment of any and all obligations of AIGMFC hereunder to the extent, on the terms and as provided in the Guarantee.

     Section 4.2. Ratings Event. Upon the occurrence and continuance of a Guarantor Downgrading and upon the written request of the Owner Participant, AIGMFC, within ten (10) Business Days of such written request, shall deliver Collateral to the Collateral Agent, the aggregate Collateral Value of which shall be equal to or greater than the then current Collateral Requirement. AIGMFC hereby agrees to grant to the Co-Trustee and the Owner Participant a first perfected security interest in all the Collateral delivered or transferred to the Collateral Agent hereunder and in any and all proceeds of and distributions on such Collateral all in a manner and pursuant to documentation in form and substance satisfactory to the Owner Participant. AIGMFC agrees to use its reasonable efforts to notify the Owner Participant upon a Guarantor Downgrading; provided, that AIGMFC shall not be liable to the Owner Participant for any failure to provide such notification.

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     Section 4.3. Collateral Valuation. The Collateral Agent shall, not later than 5:00 p.m. New York City time on each Tuesday, or if any such Tuesday is not a Business Day, on the next following Business Day, determine the aggregate Collateral Value (subject to verification by the Owner Participant) and shall notify AIGMFC by telephone on such date (such notice to be confirmed in writing) of such amount and provide to AIGMFC and the Owner Participant any information that AIGMFC and the Owner Participant may reasonably request regarding the Collateral Agent's determination thereof. If such amount is less than the Collateral Requirement on such day, AIGMFC shall, before the close of business on the second Business Day following the date of such determination, deliver to the Collateral Agent additional Collateral having an aggregate Collateral Value on such day not less than the amount of such deficiency and deliver written notification of such delivery to the Owner Participant on such date.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

     Each party hereto represents and warrants to the others on the date hereof that:

     (a) Organization. It has full power and authority to conduct its business as presently conducted, to own or hold under lease its properties and to execute, deliver and perform this Agreement.

     (b) Due Authorization. Its execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part and do not require any stockholder approval, or any approval or consent of, or notice to, any trustee or holder of any indebtedness or obligation of such party or any Governmental Entity.

     (c) Legal, Valid and Binding Obligations. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting it or the rights of its creditors generally and by general principles of equity applicable to it or its creditors regardless whether enforcement is pursuant to a proceeding in equity or at law.

ARTICLE 6. ASSIGNMENT.

     Section 6.1. Assignment. The Co-Trustee or the Owner Participant may transfer, assign, pledge, repledge or otherwise dispose of, or grant any option, participation or interest in, with respect to or measured by, or any proceeds with respect to the rights of the Co-Trustee or the Owner Participant, respectively, as a beneficiary under this Agreement to any Person or to any transferee of all or a part of the Co-Trustee's or the Owner Participant's respective right, title and interest in the Operative Documents or the Undivided Interest. Any transferee of any portion

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of the Co-Trustee's or the Owner Participant's respective rights under this
Agreement shall provide AIGMFC with an Internal Revenue Service Form W-9, or any successor form, and shall be subject to the provisions of Section 3.6 hereof in the same manner as the Co-Trustee and the Owner Participant. In no event may there be any transfer or assignment by the Co-Trustee or the Owner Participant to a person not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, without the prior written consent of AIGMFC, which consent will not be unreasonably withheld. Any transfer or assignment by the Co-Trustee or the Owner Participant pursuant to the foregoing shall become effective upon the giving of written notice of such transfer or assignment to AIGMFC. Without limiting the generality of the foregoing, any payment in accordance with the provisions hereof by AIGMFC to the Co-Trustee or the Owner Participant or their respective assignees shall release AIGMFC from any further liability hereunder to the Co-Trustee, the Owner Participant and any other Person in respect of such payment. RMLC may not assign or pledge its rights, if any, hereunder to any Person other than the Co-Trustee and the Owner Participant (which shall be entitled to re-assign, pledge or repledge such rights only as set forth in the first sentence of this Section 6.1), without the prior written consent of AIGMFC. AIGMFC may not assign its rights or obligations hereunder to any United States corporation that is solvent without the consent of the Co-Trustee and the Owner Participant, except that AIGMFC may transfer this Agreement or any of its interests and obligations hereunder to any subsidiary of AIGMFC or any subsidiary of the Guarantor, provided that (i) the Co-Trustee and the Owner Participant receive thirty (30) days prior written notice of such proposed assignment, (ii) the assignee shall assume all the rights and obligations of AIGMFC hereunder in a manner that is not adverse to the Owner Participant's interest and pursuant to a written agreement satisfactory to the Owner Participant, (iii) prior to such transfer the Guarantor shall confirm in writing to AIGMFC, RMLC, the Co-Trustee and the Owner Participant that the Guarantee by the Guarantor relating to this Agreement shall remain in full force and effect after such assignment and (iv) RMLC, the Co-Trustee and the Owner Participant shall have received an opinion or opinions of counsel to such assignee and the Guarantor, substantially similar to those delivered in connection with the execution of this Agreement, as to the enforceability of this Agreement and the Guarantee and such other matters as the Owner Participant may reasonably request.

ARTICLE 7. MISCELLANEOUS.

     Section 7.1. Release of AIGMFC. Any payment in accordance with the provisions hereof by AIGMFC to the Co-Trustee or the Owner Participant shall release AIGMFC from any further liability hereunder in respect of such payment to the Co-Trustee and the Owner Participant and any other Person in respect of such payment.

     Section 7.2. Notices. All notices, demand or other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by certified or registered mail or overnight delivery service, return receipt requested, postage prepaid, or telecopy to the party to whom they are directed at the respective addresses therefor set forth in Schedule B hereto, or at such other address as may be designated by notice from such party to all

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other parties hereto. Any notice, demand or other communication given in a manner prescribed in this Section 7.2 shall be deemed to have been delivered on receipt.

     Section 7.3. Waiver. Any forbearance, failure, or delay by the Co-Trustee or the Owner Participant in exercising any right or power shall not preclude the further exercise thereof, and all of such rights and powers shall continue in full force and effect until specifically waived by the Co-Trustee or the Owner Participant.

     Section 7.4. Amendment and Waiver. Neither this Agreement, or any provision hereof may be changed, waived, discharged or terminated, except by a writing signed by AIGMFC, RMLC, the Co-Trustee, the Owner Trustee and the Owner Participant.

     Section 7.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 7.6. Interpretation. The headings of the sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

     Section 7.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 7.8. Chattel Paper. To the extent, if any, that this Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Agreement may be created through the transfer or possession of any counterpart hereof other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Co-Trustee and the Owner Participant on the signature page thereof.

     Section 7.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.10. Integration of Terms. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto and may not be terminated except as provided herein.

     Section 7.11. Survival. All warranties, representations, indemnities and covenants made by either party hereto, herein or in any certificate or other instrument delivered by either such party or on the behalf of such party under this Agreement, shall be considered to have been relied upon by the other party hereto and shall survive the consummation of the transactions

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contemplated hereby and in the Operative Documents regardless of any investigation made by either party or on behalf of such party.

     Section 7.12. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary or appropriate to carry out more effectively the intent and purpose of this Agreement.

     Section 7.13. Consent to Jurisdiction and Service of Process. Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the rights of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, or the subject matter hereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court, and (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by such court. A final judgment obtained in respect of any action, suit or proceeding referred to in this Section 7.13 shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any manner as provided by Applicable Law. Each of the parties hereto hereby consents to service of process by registered mail, Federal Express, UPS, DHL or similar courier at the address to which notices to it are to be given, it being agreed that service in such manner shall constitute valid service upon such party or its respective successors or assigns in connection with any such action or proceeding only; provided, however, that nothing in this Section 7.13 shall affect the right of any of such parties or their respective successors or assigns to serve legal process in any other manner permitted by Applicable Law or affect the right of any of such parties or its respective property in the courts of other jurisdictions.

     Section 7.14. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by each Trust Company, not individually or personally but solely as owner trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in each respective Trustee, (b) each of the representations, undertakings and agreements herein made on the part of each Trustee is made and intended not as personal representations, undertakings and agreements by each Trust Company but is made and intended for the purpose of binding only each Trust Company, (c) nothing herein contained shall be construed as creating any liability on each Trust Company, individually or personally, to perform any covenant either expressed or implied herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall each Trust Company be personally liable for the payment of any indebtedness or expenses of each respective Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Co-Trustee under this Agreement. In addition, each of the parties hereto acknowledges and agrees that the Co-Trustee has been appointed by the Owner Participant and the Owner Trustee for the limited purpose of exercising those trust powers in the State of Georgia which may not be exercised by the Owner Trustee under applicable law, and that, except as otherwise required by applicable law, the Co-Trustee shall not be obligated to take any action hereunder unless expressly directed in writing by the Owner Trustee or the Owner Participant in accordance with the terms of the Trust Agreement.

     IN WITNESS WHEREOF, each of RMLC, AIGMFC, the Co-Trustee, the Owner Trustee and the Owner Participant has caused this Agreement to be duly executed and delivered by their respective officers thereto duly authorized.

                               ROCKY MOUNTAIN LEASING
                                   CORPORATION

                               By:/s/ J. E. Kofron
                                  -----------------------------------
                                  Name:
                                  Title:

                               AIG MATCHED FUNDING CORP.

                               By:/s/ Kathleen M. Furlong
                                  -----------------------------------
                                  Name:  Kathleen M. Furlong
                                  Title: Treasurer

                               FLEET NATIONAL BANK, not in its
                               individual capacity but solely as Owner Trustee

                               By:/s/ Frank McDonald
                                  -----------------------------------
                                  Name:  Frank McDonald
                                  Title: Vice President

                               SUNTRUST BANK, ATLANTA, not in its
                               individual capacity but solely as Co-Trustee

                               By:/s/ Bryan Echols
                                  -----------------------------------
                                  Name:
                                  Title:

                               PHILIP MORRIS CAPITAL CORPORATION

                               By:/s/ Steven P. Seagrift
                                  -----------------------------------
                                   Name:
                                   Title:

     CERTAIN OF THE RIGHT, TITLE AND INTEREST IN AND TO THIS AGREEMENT AND THE PAYMENT OBLIGATIONS OF AIGMFC HAVE BEEN ASSIGNED, PLEDGED AND/OR REPLEDGED TO AND ARE SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF THE UNDERSIGNED, UNDER THE EQUITY FUNDING PLEDGE AGREEMENT DATED AS OF DECEMBER 30, 1996. THIS AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE UNDERSIGNED ON THE SIGNATURE PAGE THEREOF. SEE SECTION 7.8 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS THEREOF.

     Receipt of this original counterpart of this Agreement is hereby acknowledged on this 30th day of December, 1996.

                               SUNTRUST BANK, ATLANTA, not in its individual capacity but solely as Co-Trustee, and PHILIP MORRIS CAPITAL CORPORATION, as Secured Parties

                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                          SCHEDULE TO EXHIBIT 10.32.13

                          EQUITY FUNDING AGREEMENT (P1)

     The following table indicates for each transaction the name of the corresponding Owner Participant:

     Agreement     Date                  Owner Participant
     ----------    ------------------    --------------------------------------
     P1            December 30, 1996     Philip Morris Capital Corporation

     P2            January 3, 1997       Philip Morris Capital Corporation

     F3            December 30, 1996     First Chicago Leasing Corporation

     F4            December 30, 1996     First Chicago Leasing Corporation

     N5            December 30, 1996     NationsBanc Leasing & R.E. Corporation

     N6            January 3, 1997       NationsBanc Leasing & R.E. Corporation

     The Exhibits and Schedules to the Equity Funding Agreement (P1) are not filed herewith; however, the registrant hereby agrees that such Exhibits and Schedules will be provided to the Commission upon request.